UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 4, 2008

IKON Office Solutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-5964	23-0334400
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

70 Valley Stream Parkway, Malvern, Pennsylvania		19355
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-408-7427

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On April 4, 2008, IKON Office Solutions, Inc. (the "Company") directed The Bank of New York, as Trustee, and in the name of and at the expense of the Company, to provide notice to holders of the Company’s Senior Unsecured Floating Rates Notes due 2012 (the "Notes") of the Company’s election to redeem $50,000,000 in aggregate principal amount of the Notes at the redemption price of 100.00% of the principal amount of the Notes redeemed on May 7, 2008 (the "Redemption Date"), in accordance with the terms of the indenture governing the Notes. Holders of the redeemed Notes will also receive accrued and unpaid interest up to, but not including, the Redemption Date. The Company intends to use available cash to fund this partial redemption. The aggregate principal amount of Notes issued was $150,000,000 and, accordingly, $100,000,000 of Notes will remain issued and outstanding following the redemption.

The description set forth above is qualified in its entirety by reference to the Notice of Partial Redemption, a copy of which is filed herewith as an exhibit.

Item 9.01 Financial Statements and Exhibits.

The following exhibit shall be deemed to be filed or furnished, depending on the relevant item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K:

99.1 Notice of Partial Redemption dated April 4, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IKON Office Solutions, Inc.

April 7, 2008	By:	Robert F. Woods

Name: Robert F. Woods
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Notice of Partial Redemption dated April 4, 2008